Exhibit 99.1

Planar Announces Fiscal Second Quarter 2012 Financial Results

BEAVERTON, Ore. – May 2, 2012 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $37.5 million and GAAP loss per share of $0.33 in its second fiscal quarter ended March 30, 2012. On a Non-GAAP basis (see reconciliation table), loss per share was $0.17 in the second quarter of fiscal 2012.

“Our second quarter financial results came in below our expectations as we experienced a weaker than expected order rate and had several large transactions push out of the quarter,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Based on these results we took actions to reduce our expenses, aimed at lowering our breakeven point. We continue to believe we have a good opportunity to grow sales in fiscal 2013 and beyond, focused on increasing our digital signage revenues.”

SECOND QUARTER BUSINESS SUMMARY

•	Announced Planar® Mosaic™, a unique digital signage architectural design focused video wall solution targeting the large and growing global wall covering market

•	Announced the industry’s brightest LCD video wall solution, the Clarity™ Matrix HX60

•	Announced a new Clarity Matrix 3D LCD view wall system which utilizes passive (shutter free) glasses; ideal for large format stereoscopic visualization

•

Announced the new Planar® WeatherBright™ series of outdoor digital signage displays featuring a very high level of brightness and superior weather protection; ideal for quick service restaurants, outdoor malls, and other businesses which use outdoor signage to attract customers

•	Announced and began shipping a new 46” full-HD, LED video wall system, the Clarity Matrix MX46HD

•	Announced the PS4670, one of the lowest priced 46” high-brightness flat digital signage displays on the market

SECOND QUARTER FISCAL 2012 RESULTS

The Company’s total revenues declined 22 percent compared to the second quarter a year ago. All geographical regions declined, with the Americas decreasing 18 percent, Europe, the Middle East and Africa (EMEA) declining 37 percent and Asia Pacific decreasing 23 percent. Sales of Commercial and Industrial (C&I) products declined 18 percent to $30.0 million compared with the same quarter a year ago. This decrease was primarily driven by lower sales of rear-projection cubes, Electroluminescent (EL) displays and high-end home products, partially offset by increased sales of desktop and touch monitors. Sales of Digital Signage products totaled $7.5 million, a 34 percent reduction from the same period a year ago. This decrease was driven by large shipments of custom digital signage displays in the prior year which did not repeat in the second quarter of fiscal 2012. The decline in custom digital signage displays was partially offset by increased sales of Clarity Matrix LCD video wall digital signage systems, which increased 33 percent compared with the second quarter of fiscal 2011.

The Company’s consolidated gross profit margin (on a Non-GAAP basis) was 19.3 percent in the second quarter of 2012, down from 29.2 percent in the second quarter of 2011 (see reconciliation table). The decrease in gross profit margin, as a percent of sales, from the previous year was primarily due to the under-absorption of expenses in certain production areas as a result of lower than anticipated sales and an unfavorable product mix with lower sales of relatively higher margin products such as rear-projection cubes.

Total operating expenses (on a Non-GAAP basis) for the second quarter of 2012 were approximately flat at $12.8 million compared with the same quarter a year ago, as increases in research and development and sales and marketing expenses focused at digital signage product areas were offset by reductions in general and administrative spending. The Company recorded a $0.5 million net restructuring GAAP charge in connection with the implementation of cost reduction actions designed to lower the breakeven point of the Company.

BUSINESS OUTLOOK

The Company expects sales to be higher in the second half of fiscal 2012 compared with the first half. Based on this expected increase in revenues, combined with lower expenses as a result of the recent cost reduction actions, the Company believes it will report a slight profit on a Non-GAAP basis in the fourth quarter of fiscal 2012.

For the third quarter of fiscal 2012, the Company expects a sequential increase in revenue, improvement in consolidated gross profit margin percent of sales, and lower operating expenses attributed to the Company’s recently implemented cost reduction actions. As a result, the Company currently anticipates revenue in the range of $39 to $42 million and a Non-GAAP loss between $0.07 and $0.10 per share for the third quarter of fiscal 2012.

Results of operations and the business outlook will be discussed in a conference call today, May 2, 2012, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until June 2, 2012. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in digital display technology providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue and revenue growth, gross profit levels and expansion of gross profit rates, operating expense levels, levels of operating income and revenue levels and Non-GAAP loss for the third quarter of fiscal 2012, the fourth quarter of fiscal 2012, the second half of fiscal 2012 and the entire 2012 fiscal year, and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	Mar. 30, 2012	Apr. 1, 2011	Mar. 30, 2012	Apr. 1, 2011
Sales	$37,542	$47,957	$85,250	$89,720
Cost of Sales	30,335	33,972	67,532	64,077

Gross Profit	7,207	13,985	17,718	25,643
Operating Expenses:
Research and development, net	2,767	2,423	5,486	5,187
Sales and marketing	6,706	6,502	13,643	11,997
General and administrative	3,701	4,211	7,780	8,439
Amortization of intangible assets	175	512	350	1,024
Restructuring	518	—	518	—

Total Operating Expenses	13,867	13,648	27,777	26,647
Income (Loss) from operations	(6,660)	337	(10,059)	(1,004)
Non-operating income (expense):
Interest, net	6	16	6	14
Foreign exchange, net	(163)	(694)	263	(622)
Other, net	279	164	321	232

Net non-operating income (expense)	122	(514)	590	(376)
Income (loss) before taxes	(6,538)	(177)	(9,469)	(1,380)
Provision (benefit) for income taxes	127	(81)	392	19

Net Income (loss)	$(6,665)	$(96)	$(9,861)	$(1,399)

Net Income (loss) per share - basic	$(0.33)	$(0.00)	$(0.49)	$(0.07)
Net Income (loss) per share - diluted	$(0.33)	$(0.00)	$(0.49)	$(0.07)
Weighted average shares outstanding - basic	20,031	19,365	19,927	19,293
Weighted average shares outstanding - diluted	20,031	19,365	19,927	19,293

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Mar. 30, 2012	Sept. 30, 2011
ASSETS
Cash	$15,119	$22,231
Accounts receivable, net	20,315	25,881
Inventories	43,734	42,967
Other current assets	3,480	4,587

Total current assets	82,648	95,666
Property, plant and equipment, net	4,015	4,265
Intangible assets, net	911	1,261
Other assets	4,900	4,110

	$92,474	$105,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	15,531	15,549
Current portion of capital leases	188	—
Deferred revenue	1,745	2,339
Other current liabilities	16,928	18,485

Total current liabilities	34,392	36,373
Long-term portion of capital leases	271	—
Other long-term liabilities	5,305	6,270

Total liabilities	39,968	42,643
Common stock	183,479	182,826
Retained earnings (deficit)	(128,306)	(118,096)
Accumulated other comprehensive loss	(2,667)	(2,071)

Total shareholders’ equity	52,506	62,659

	$92,474	$105,302

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Mar. 30, 2012	Apr. 1, 2011
Gross Profit:
GAAP Gross Profit	7,207	13,985

Share-based Compensation	23	13

Total Non-GAAP adjustments	23	13

NON-GAAP GROSS PROFIT	7,230	13,998

NON-GAAP GROSS PROFIT PERCENTAGE	19.3%	29.2%

Research and Development:
GAAP research and development expense	2,767	2,423

Share-based Compensation	(24)	(52)

Total Non-GAAP adjustments	(24)	(52)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,743	2,371

Sales and Marketing:
GAAP sales and marketing expense	6,706	6,502

Share-based Compensation	(30)	(113)

Total Non-GAAP adjustments	(30)	(113)

NON-GAAP SALES AND MARKETING EXPENSE	6,676	6,389

General and Administrative:
GAAP General and Administrative Expense	3,701	4,211
Share-based Compensation	(294)	(247)

Total Non-GAAP adjustments	(294)	(247)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,407	3,964

Operating Expenses:
GAAP Total Operating Expenses	13,867	13,648
Share-based Compensation	(348)	(412)
Amortization of intangible assets	(175)	(512)
Restructuring charges	(518)	—

Total Non-GAAP adjustments	(1,041)	(924)

NON-GAAP TOTAL OPERATING EXPENSES	12,826	12,724

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Mar. 30, 2012	Apr. 1, 2011
Income (Loss) from Operations:
GAAP income (loss) from operations	(6,660)	337
Share-based Compensation	371	425
Amortization of intangible assets	175	512
Restructuring charges	518	—

Total Non-GAAP adjustments	1,064	937

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(5,596)	1,274

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(6,538)	(177)
Share-based Compensation	371	425
Amortization of intangible assets	175	512
Restructuring charges	518	—
Foreign Exchange, net	163	694

Total Non-GAAP adjustments	1,227	1,631

NON-GAAP INCOME (LOSS) BEFORE TAXES	(5,311)	1,454

Depreciation	525	522

NON-GAAP EBITDA	(4,786)	1,976

Net Income (Loss):
GAAP Net Income (loss)	(6,665)	(96)
Share-based Compensation	371	425
Amortization of intangible assets	175	512
Restructuring charges	518	—
Foreign Exchange, net	163	694
Income tax effect of reconciling items	2,119	(228)

Total Non-GAAP adjustments	3,346	1,403

NON-GAAP NET INCOME (LOSS)	(3,319)	1,307

GAAP weighted average shares outstanding - basic	20,031	19,365
NON-GAAP weighted average shares outstanding - diluted	20,031	19,689
GAAP Net Income (Loss) per share - basic	$(0.33)	$(0.00)
Non-GAAP adjustments detailed above	0.16	0.07
NON-GAAP NET INCOME PER SHARE (basic)	$(0.17)	$0.07
GAAP Net Income (Loss) per share - diluted	$(0.33)	$(0.00)
Non-GAAP adjustments detailed above	0.16	0.07
NON-GAAP NET INCOME PER SHARE (diluted)	$(0.17)	$0.07

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the six months ended
	Mar. 30, 2012	Apr. 1, 2011
Gross Profit:
GAAP Gross Profit	17,718	25,643

Share-based Compensation	36	30

Total Non-GAAP adjustments	36	30

NON-GAAP GROSS PROFIT	17,754	25,673

NON-GAAP GROSS PROFIT PERCENTAGE	20.8%	28.6%

Research and Development:
GAAP research and development expense	5,486	5,187

Share-based Compensation	(63)	(103)

Total Non-GAAP adjustments	(63)	(103)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	5,423	5,084

Sales and Marketing:
GAAP sales and marketing expense	13,643	11,997

Share-based Compensation	(55)	(232)

Total Non-GAAP adjustments	(55)	(232)

NON-GAAP SALES AND MARKETING EXPENSE	13,588	11,765

General and Administrative:
GAAP General and Administrative Expense	7,780	8,439
Share-based Compensation	(499)	(524)

Total Non-GAAP adjustments	(499)	(524)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	7,281	7,915

Operating Expenses:
GAAP Total Operating Expenses	27,777	26,647
Share-based Compensation	(617)	(859)
Amortization of intangible assets	(350)	(1,024)
Restructuring charges	(518)	—

Total Non-GAAP adjustments	(1,485)	(1,883)

NON-GAAP TOTAL OPERATING EXPENSES	26,292	24,764

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the six months ended
	Mar. 30, 2012	Apr. 1, 2011
Income (Loss) from Operations:
GAAP income (loss) from operations	(10,059)	(1,004)
Share-based Compensation	653	889
Amortization of intangible assets	350	1,024
Restructuring charges	518	—

Total Non-GAAP adjustments	1,521	1,913

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(8,538)	909

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(9,469)	(1,380)
Share-based Compensation	653	889
Amortization of intangible assets	350	1,024
Restructuring charges	518	—
Foreign Exchange, net	(263)	622

Total Non-GAAP adjustments	1,258	2,535

NON-GAAP INCOME (LOSS) BEFORE TAXES	(8,211)	1,155

Depreciation	1,089	1,075

NON-GAAP EBITDA	(7,122)	2,230

Net Income (Loss):
GAAP Net Income (loss)	(9,861)	(1,399)
Share-based Compensation	653	889
Amortization of intangible assets	350	1,024
Restructuring charges	518	—
Foreign Exchange, net	(263)	622
Income tax effect of reconciling items	3,471	(98)

Total Non-GAAP adjustments	4,729	2,437

NON-GAAP NET INCOME (LOSS)	(5,132)	1,038

GAAP weighted average shares outstanding - basic	19,927	19,293
NON-GAAP weighted average shares outstanding - diluted	19,927	19,580
GAAP Net Income (Loss) per share - basic	$(0.49)	$(0.07)
Non-GAAP adjustments detailed above	0.23	0.12
NON-GAAP NET INCOME PER SHARE (basic)	$(0.26)	$0.05
GAAP Net Income (Loss) per share - diluted	$(0.49)	$(0.07)
Non-GAAP adjustments detailed above	0.23	0.12
NON-GAAP NET INCOME PER SHARE (diluted)	$(0.26)	$0.05